EXHIBIT j

                        CONSENT OF INDEPENDENT AUDITORS
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                         CONSENT OF INDEPENDENT AUDITORS





The Board of Directors and Shareholders
Aetna Series Fund, Inc.:


We consent to the use of our reports dated December 8, 2000 on the statements of assets and liabilities of Aetna Growth Fund, Aetna International Fund, Aetna Small Company Fund, Aetna Value Opportunity Fund, Aetna Technology Fund, Aetna Balanced Fund, Aetna Growth and Income Fund, Aetna Bond Fund, Aetna Government Fund, Aetna Money Market Fund, Aetna Index Plus Large Cap Fund, Aetna Index Plus Mid Cap Fund, Aetna Index Plus Small Cap Fund, Aetna Ascent Fund, Aetna Crossroads Fund and Aetna Legacy Fund as of October 31, 2000, and the related statements of operations, statements of changes in net assets and financial highlights for each of the years or periods presented, incorporated by reference in Post-Effective Amendment No.49, to Registration Statement (No.33-41694) on Form N-1A under the Securities Act of 1933.

We also consent to the reference to our firm under the heading, "Independent Auditors" in the statement of additional information.

                                               /s/ KPMG LLP



Hartford, Connecticut
July 30, 2001